Exhibit 10.24
RSU Agreement
     WHEREAS, [Associate] (hereinafter called the “Grantee”) is a key associate of Diebold, Incorporated (hereinafter called the “Corporation”) or a Subsidiary;
     WHEREAS, the execution of an RSU Agreement substantially in the form hereof has been authorized by a resolution of the Compensation Committee (the “Committee”) of the Board of Directors of the Corporation (the “Board”) duly adopted on                        ,          (the “Date of Grant”);
     NOW, THEREFORE, the Corporation hereby confirms to the Grantee, effective Date of Grant, pursuant to the Corporation’s 1991 Equity and Performance Incentive Plan (As Amended and Restated as of February 15, 2006) (the “Plan”), [as specified in award letter] Deferred Shares in the form of Restricted Stock Units (“RSU’s”) subject to the terms and conditions of the Plan and the terms and conditions described below.
1. Definitions.
As used in this Agreement:
     (a) “Change in Control” shall be deemed to have occurred if any of the following events shall occur:
(i)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either: (A) the then-outstanding shares of common stock of the Corporation (the “Corporation Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (“Voting Stock”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Corporation, (2) any acquisition by the Corporation, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary of the Corporation, or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 1(b); or

(ii)	Individuals who, as of the date hereof, constitute the Board cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)	Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Corporation Common Stock and Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Corporation Common Stock and Voting Stock of the Corporation, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board providing for such Business Combination; or

(iv)	Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.
(b)	“Deferral Period” means the period commencing , and ending on , .

(c)	Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.
2. Payment of RSU’s.
     The RSU’s granted hereby shall become payable to the Grantee if they become nonforfeitable in accordance with Section 3, Section 4 or Section 5 hereof.
3. Vesting of RSU’s.
     Subject to the terms and conditions of Sections 4, 5 and 6 hereof, the Grantee’s right to receive Common Shares under this Agreement shall become nonforfeitable at the end of the Deferral Period.
4. Effect of Change in Control.
     In the event of a Change in Control prior to the end of the Deferral Period, the RSU’s granted hereby shall become nonforfeitable.
5. Effect of Death, Disability or Retirement.
(a)	If the Grantee’s employment with the Corporation or one of its Subsidiaries should terminate because of death or permanent total disability, the RSU’s granted hereby shall become nonforfeitable.

(b)	If the Grantee’s employment with the Corporation or a Subsidiary should terminate on or after the date on which the Grantee attains age 65 and on such date the Grantee shall have completed five (5) or more years of continuous employment with the Corporation and its Subsidiaries, the RSU’s granted hereby shall become nonforfeitable.

(c)	If the Grantee’s employment with the Corporation or a Subsidiary should terminate and the sum of the Grantee’s age and the number of the Grantee’s years of continuous employment with the Corporation and its Subsidiaries on such date equals or exceeds 70, the extent to which the RSU’s granted hereby shall become nonforfeitable shall be determined as if the Grantee’s employment had not terminated and the result shall be multiplied by a fraction, the numerator of which is the number of full months the Grantee was employed during the Deferral Period and the denominator of which is the total number of months in the Deferral Period; provided, however, the Board, upon the recommendation of the Committee may, in its discretion, increase payments made under the foregoing circumstances up to the full amount payable for service throughout the Deferral Period.
6.           Effect of Terminations of Employment; Detrimental Activity.
     In the event that the Grantee’s employment shall terminate in a manner other than any specified in Section 5 hereof or if the Grantee shall engage in any Detrimental Activity (as defined below), the Grantee shall forfeit any RSU’s that have not become nonforfeitable by such Grantee at the time of such termination; provided, however, that the Board upon recommendation of the Committee may order that any part or all of such RSU’s become nonforfeitable.
7.            Form and Time of Payment of RSU’s.
     Except as otherwise provided for in Section 12, payment shall be made in the form of the Corporation’s Common Shares at the time they become nonforfeitable in accordance with Section 3, 4 or 5 hereof. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with the delivery of Common Shares to the Grantee or any other person under this Agreement, the number of Common Shares to be delivered to the Grantee or such other person shall be reduced (based on the Market Value per Share as of the date the RSU’s become payable) to provide for the taxes required to be withheld, with any fractional shares that would otherwise be delivered being rounded up to the next nearest whole share. The Committee may, at its discretion, adopt any alternative method of providing for taxes required to be withheld.
8.            Detrimental Activity.
     If the Grantee, either during employment by the Corporation or a Subsidiary or within one year after termination of such employment, shall engage in any Detrimental Activity, and the Board shall so find, and (except for any Detrimental Activity described in Section 8(d)(v)(B)) if the Grantee shall not have ceased all Detrimental Activity within 30 days after notice of such finding given within one year after commencement of such Detrimental Activity, the Grantee shall:
(a)	Return to the Corporation all Common Shares that the Grantee has not disposed of that were paid out pursuant to this Agreement within a period of one year prior to the date of the commencement of such Detrimental Activity, and

(b)	With respect to any Common Shares that the Grantee has disposed of that were paid out pursuant to this Agreement within a period of one year prior to the date of the commencement of such Detrimental Activity, pay to the Corporation in cash the value of such Common Shares on the date such Common Shares were paid out.

(c)	To the extent that the amounts referred to in Section 8(a) and (b) above are not paid to the Corporation, the Corporation may set off the amounts so payable to it against any amounts that may be owing from time to time by the Corporation or a Subsidiary to the Grantee, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.

(d)	For purposes of this Agreement, the term “Detrimental Activity” shall include:
(i)	Engaging in any activity, as an employee, principal, agent, or consultant for another entity, and in a capacity, that directly competes with the Corporation or any Subsidiary in any actual product, service or business activity (or in any product, service or business activity which was under active development while the Grantee was employed by the Corporation if such development is being actively pursued by the Corporation during the one-year period first referred to in this Section 8) for which the Grantee has had any direct responsibility and direct involvement during the last two years of his or her employment with the Corporation or a Subsidiary, in any territory in which the Corporation or a Subsidiary manufactures, sells, markets, services, or installs such product or service, or engages in such business activity.

(ii)	Soliciting any employee of the Corporation or a Subsidiary to terminate his or her employment with the Corporation or a Subsidiary.

(iii)	The disclosure to anyone outside the Corporation or a Subsidiary, or the use in other than the Corporation or a Subsidiary’s business, without prior written authorization from the Corporation, of any confidential, proprietary or trade secret information or material relating to the business of the Corporation and its Subsidiaries, acquired by the Grantee during his or her employment with the Corporation or its Subsidiaries or while acting as a consultant for the Corporation or its Subsidiaries thereafter.

(iv)	The failure or refusal to disclose promptly and to assign to the Corporation upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by the Grantee during employment by the Corporation and any Subsidiary, relating in any manner to the actual or anticipated business, research or development work of the Corporation or any Subsidiary or the failure or refusal to do anything reasonably necessary to enable the Corporation or any Subsidiary to secure a patent where appropriate in the United States and in other countries.

(v)	Activity that results in Termination for Cause. For the purposes of this Section, “Termination for Cause” shall mean a termination:
(A)	due to the Grantee’s willful and continuous gross neglect of his or her duties for which he or she is employed, or

(B)	due to an act of dishonesty on the part of the Grantee constituting a felony resulting or intended to result, directly or indirectly, in his or her gain for personal enrichment at the expense of the Corporation or a Subsidiary.
9. Payment of Dividend Equivalents.
     During the Deferral Period, from and after the Date of Grant and until the earlier of (a) the time when the RSU’s become payable in accordance with Section 3, Section 4 or Section 5 hereof or (b) the time when the Grantee’s right to receive Common Shares upon payment of RSU’s is forfeited in accordance with Section 6 hereof, the Company shall pay to the Grantee, whenever a dividend is paid on Common Shares (or at such later time as may be consistent with the Corporation’s administrative requirements), an amount of cash equal to the product of the per-share amount of the dividend paid times the number of such RSU’s.
10. RSU’s Non-Transferable.
     Neither the RSU’s granted hereby nor any interest therein or in the Common Shares related thereto shall be transferable other than by will or the laws of descent and distribution prior to payment.
11. Dilution and Other Adjustments.
     In the event of any change in the aggregate number of outstanding Common Shares by reason of (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing, then the Committee shall adjust the number of RSU’s then held by the Grantee in such manner as to prevent the dilution or enlargement of the rights of the Grantee that would otherwise result from such event. Furthermore, in the event that any transaction or event described or referred to in the immediately preceding sentence shall occur, the Committee may provide in substitution of any or all of the Grantee’s rights under this Agreement such alternative consideration as the Committee may determine in good faith to be equitable under the circumstances. Such adjustments made by the Committee shall be conclusive and binding for all purposes of this Agreement.

     12. Compliance with Section 409A of the Code.
     To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) do not apply to Grantee. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause the Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Grantee). In particular, to the extent the RSU’s become nonforfeitable pursuant to Section 4 or Section 5 and the issuance of the Common Shares at such time would subject the Grantee to penalties under Section 409A of the Code, then notwithstanding anything to the contrary in Section 7 above, issuance of the Common Shares will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Grantee on the earlier of (a) the Grantee’s “separation from service” with the Company (determined in accordance with Section 409A); provided, however, that if the Grantee is a “specified employee” (within the meaning of Section 409A), the Grantee’s date of issuance of the Common Shares shall be the date that is six months after the date of the Grantee’s separation of service with the Company, (b) the end of the Deferral Period, or (c) the Grantee’s death. Reference to Section 409A of the Code is to Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
13. Employment Rights.
     For purposes of this Agreement, the continuous employ of the Grantee with the Corporation or a Subsidiary shall not be deemed interrupted, and the Grantee shall not be deemed to have ceased to be an associate of the Corporation or any Subsidiary, by reason of the transfer of his or her employment among the Corporation and its Subsidiaries. This RSU award is a voluntary, discretionary bonus being made on a one-time basis and it does not constitute a commitment to make any future awards. This RSU award and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing in this Agreement will give the Grantee any right to continue employment with the Corporation or any Subsidiary, as the case may be, or interfere in any way with the right of the Corporation or a Subsidiary to terminate the employment of the Grantee.
14. Data Privacy.
     Information about the Grantee and the Grantee’s participation in the Plan may be collected, recorded, and held, used and disclosed for any purpose related to the administration of the Plan. The Grantee understands that such processing of this information may need to be carried out by the Corporation and its Subsidiaries and by third party administrators whether such persons are located within the Grantee’s country or elsewhere, including the United States of America. The Grantee consents to the processing of information relating to the Grantee and the Grantee’s participation in the Plan in any one or more of the ways referred to above.
15. Plan and Capitalized Terms.
     This Agreement is subject to the terms and conditions of the Plan. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.
16. Amendments.
     Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee with respect to RSU’s without the Grantee’s consent.
17. Validity.
     If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision in any other person or circumstances shall not be affected, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.
18. Governing Law.
     This Agreement is made under, and shall be construed in accordance with the internal substantive laws of the State of Ohio.
     The undersigned hereby acknowledges receipt of an executed original of this RSU Agreement and accepts the RSU’s granted thereunder on the terms and conditions set forth herein in the Plan.

Date:

[Associate Name]
     Executed in the name and on behalf of the Corporation at North Canton, Ohio as of the           th day of                        ,         .

DIEBOLD, INCORPORATED

[Name]
[Title]